Exhibit 99.1

Genpact Reports Full Year and Fourth Quarter 2018 Results

2018 Revenues of $3.0 Billion, Up 10% (~9% on a constant currency basis)1

2018 Global Client BPO Revenues of $2.3 Billion, Up 12%

2018 Diluted EPS of $1.45, Up 9%; 2018 Adjusted Diluted EPS2 of $1.80, Up 11%

NEW YORK, February 7, 2019 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“We had a great end to 2018. I am really pleased with our fourth quarter and full-year results as we stayed focused and executed well on our strategy, driving strong financial performance,” said ‘Tiger’ Tyagarajan, Genpact’s president and CEO. “It is clear that we have crossed the tipping point in terms of our reputation as a preferred digital transformation partner in our chosen industry verticals and service lines. We believe we have set the stage for long-term, sustainable growth and profitability in an expanding addressable market.”

Key Financial Results – Full Year 2018

•	Total revenue was $3.0 billion, up 10% year-over-year (up ~9% on a constant currency basis).

•

Income from operations was $348 million, up 5% year-over-year, with a corresponding margin of 11.6%. Adjusted income from operations was $473 million, up 10% year-over-year, with a corresponding margin of 15.8%.[3]

•	Diluted earnings per share were $1.45, up 9% year-over-year, and adjusted diluted earnings per share were $1.80, up 11% year-over-year.

•	New bookings were approximately $3.9 billion, up 40% from $2.8 billion in 2017.[4]

•	Genpact repurchased approximately 5.1 million of its common shares in 2018 for a total of $158 million at an average price per share of $31.08.

Key Financial Results – Fourth Quarter 2018

•	Total revenue was $835 million, up 14% year-over-year (up ~15% on a constant currency basis).

•

Income from operations was $111 million, up 51% year-over-year, with a corresponding margin of 13.3%. Adjusted income from operations was $142 million, up 24% year-over-year, with a corresponding margin of 17.0%.

•	Diluted earnings per share were $0.41, up 20% year-over-year, and adjusted diluted earnings per share were $0.52, up 19% year-over-year.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of GAAP income from operations to adjusted income from operations and GAAP income from operations margin to adjusted income from operations margin are attached to this release.

[4]

New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts. Regular renewals of contracts with no change in scope are not counted as new bookings.

Revenue Details – Full Year 20185

•	Revenue from Global Clients was $2.7 billion, up 11% year-over-year (up 10.5% on a constant currency basis), representing approximately 91% of total revenues.

•	Revenue from GE was $268 million, flat year-over-year, representing approximately 9% of total revenues.

•	Total BPO revenue was $2.5 billion, up 11% year-over-year, representing approximately 83% of total revenues.

•	Global Client BPO revenue was $2.3 billion, up 12% year-over-year, both on an as reported and constant currency basis.

•	GE BPO revenue was $158 million, down 10% year-over-year.

•	Total IT revenue was $498 million, up 5% year-over-year, representing approximately 17% of total revenues.

•	Global Client IT revenue was $388 million, up 2% year-over-year.

•	GE IT revenue was $110 million, up 17% year-over-year.

Revenue Detail – Fourth Quarter 2018

•	Revenue from Global Clients was $755 million, up 13% year-over-year (up ~14% on a constant currency basis), representing approximately 90% of total revenues.

•	Revenue from GE was $80 million, up 24% year-over-year, representing approximately 10% of total revenues.

•	Total BPO revenue was $700 million, up 14% year-over-year, representing approximately 84% of total revenues.

•	Global Client BPO revenue was $650 million, up 13% year-over-year (up ~14% on a constant currency basis).

•	GE BPO revenue was $50 million, up 30% year-over-year.

•	Total IT revenue was $135 million, up 12% year-over-year, representing approximately 16% of total revenues.

•	Global Client IT revenue was $105 million, up 11% year-over-year.

•	GE IT revenue was $31 million, up 16% year-over-year.

Cash Flow from Operations

•	Cash generated from operations in 2018 was $340 million, compared to $359 million in 2017.

2019 Outlook

Genpact expects:

•	Total revenue for the full year 2019 to be $3.33 to $3.39 billion, which represents a growth range of 11% to 13%, or 12% to 14% on a constant currency basis.

•	Global Client revenue growth to be in the range of 9.0% to 10.5%, or 10.0% to 11.5% on a constant currency basis.

•	Adjusted income from operations margin[6] of approximately 16.0%.

•	Adjusted diluted EPS[7] of $1.96 to $2.00.

[5]

At the end of each fiscal year, we reclassify revenue related to certain divested GE businesses as Global Client revenue as of the dates of divestiture. The 2017 numbers presented in this release reflect reclassifications from GE to Global Client revenue due to divestitures in 2017, the impact of which was immaterial. There were no such reclassifications of revenue in 2018.

[6]

Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for GAAP income from operations margin to adjusted income from operations margin is attached to this release.

[7]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on February 7, 2019 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2018. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the conference ID, 6458009.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 87,000+ of us. From New York to New Delhi and more than 25 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of December 31,
	2017	2018
Assets
Current assets
Cash and cash equivalents	$504,468	$368,396
Accounts receivable, net	693,085	774,184
Prepaid expenses and other current assets	236,342	212,477

Total current assets	$1,433,895	$1,355,057
Property, plant and equipment, net	207,030	212,715
Deferred tax assets	76,929	74,566
Investment in equity affiliates	886	836
Intangible assets, net	131,590	177,087
Goodwill	1,337,122	1,393,832
Contract cost assets	—	160,193
Other assets	262,169	155,159

Total assets	$3,449,621	$3,529,445

Liabilities and equity
Current liabilities
Short-term borrowings	$170,000	$295,000
Current portion of long-term debt	39,226	33,483
Accounts payable	15,050	42,584
Income taxes payable	30,026	33,895
Accrued expenses and other current liabilities	584,482	571,350

Total current liabilities	$838,784	$976,312
Long-term debt, less current portion	1,006,687	975,645
Deferred tax liabilities	6,747	8,080
Other liabilities	168,609	165,226

Total liabilities	$2,020,827	$2,125,263

Redeemable non-controlling interest	4,750	—
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 192,825,207 and 189,346,101 issued and outstanding as of December 31, 2017 and December 31, 2018, respectively	1,924	1,888
Additional paid-in capital	1,421,368	1,471,301
Retained earnings	355,982	438,453
Accumulated other comprehensive income (loss)	(355,230)	(507,460)

Total equity	$1,424,044	$1,404,182

Total liabilities, redeemable non-controlling interest and equity	$3,449,621	$3,529,445

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2016[8]	2017[8]	2018
Net revenues	$681,747	$734,413	$835,339
Cost of revenue	405,678	454,803	533,134

Gross profit	$276,069	$279,610	$302,205
Operating expenses:
Selling, general and administrative expenses	170,715	188,817	178,580
Amortization of acquired intangible assets	7,419	10,632	9,716
Other operating (income) expense, net	(149)	6,856	3,068

Income from operations	$98,084	$73,305	$110,841
Foreign exchange gains (losses), net	(526)	(49)	186
Interest income (expense), net	(5,012)	(7,668)	(9,473)
Other income (expense), net	2,955	15,971	5,078

Income before equity-method investment activity, net and income tax expense	$95,501	$81,559	$106,632
Equity-method investment activity, net	(1,362)	24	10

Income before income tax expense	$94,139	$81,583	$106,642
Income tax expense	18,072	15,445	27,495

Net income	$76,067	$66,138	$79,147
Net loss attributable to redeemable non-controlling interest	232	944	—

Net income attributable to Genpact Limited shareholders	$76,299	$67,082	$79,147

Net income available to Genpact Limited common shareholders	$76,299	$67,082	$79,147
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.38	$0.35	$0.42
Diluted	$0.38	$0.34	$0.41
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	200,341,922	192,795,534	189,724,744
Diluted	203,431,310	196,862,168	193,149,836

[8]

Cost of revenue, selling, general and administrative expenses, other income (expense) and income from operations for the three months ended December 31, 2016 and 2017 have been restated due to the adoption of ASU No. 2017-07 with effect from January 1, 2018. The impact of such restatement is not material.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year ended December 31,
	2016[9]	2017[9]	2018
Net revenues	$2,570,756	$2,736,929	$3,000,790
Cost of revenue	1,554,340	1,681,438	1,921,768

Gross profit	$1,016,416	$1,055,491	$1,079,022
Operating expenses:
Selling, general and administrative expenses	652,967	689,461	693,865
Amortization of acquired intangible assets	27,183	36,412	38,850
Other operating (income) expense, net	(4,940)	(1,661)	(1,845)

Income from operations	$341,206	$331,279	$348,152
Foreign exchange gains (losses), net	2,630	1,996	15,239
Interest income (expense), net	(16,184)	(31,735)	(37,119)
Other income (expense), net	9,691	23,586	35,761

Income before equity-method investment activity, net and income tax expense	$337,343	$325,126	$362,033
Equity-method investment activity, net	(7,698)	(4,543)	(12)

Income before income tax expense	$329,645	$320,583	$362,021
Income tax expense	62,098	59,742	80,763

Net income	$267,547	$260,841	$281,258
Net loss attributable to redeemable non-controlling interest	2,137	2,270	761

Net income attributable to Genpact Limited shareholders	$269,684	$263,111	$282,019

Net income available to Genpact Limited common shareholders	$269,684	$263,111	$282,019
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$1.30	$1.36	$1.48
Diluted	$1.28	$1.34	$1.45
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	206,861,536	193,864,755	190,674,740
Diluted	210,126,023	197,049,552	193,980,038

[9]

Cost of revenue, selling, general and administrative expenses, other income (expense) and income from operations for the years ended December 31, 2016 and 2017 have been restated due to the adoption of ASU No. 2017-07 with effect from January 1, 2018. The impact of such restatement is not material.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2016	2017	2018
Operating activities
Net income attributable to Genpact Limited shareholders	$269,684	$263,111	$282,019
Net loss attributable to redeemable non-controlling interest	(2,137)	(2,270)	(761)

Net income	$267,547	$260,841	$281,258

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	54,553	58,503	64,868
Amortization of debt issuance costs (including loss on extinguishment of debt)	1,531	1,884	3,975
Amortization of acquired intangible assets	27,183	36,412	38,850
Write-down of intangible assets and property, plant and equipment	11,195	9,311	4,265
Reserve for doubtful receivables	7,282	9,819	1,857
Unrealized loss (gain) on revaluation of foreign currency asset/liability	1,717	(11,830)	3,352
Equity-method investment activity, net	7,698	4,543	12
Stock-based compensation expense	25,113	35,685	48,998
Deferred tax expense (benefit)	30,454	(10,391)	6,054
Loss (gain) on divestiture	(5,214)	5,668	—
Others, net	(41)	(4,785)	1,317
Change in operating assets and liabilities:
Increase in accounts receivable	(48,612)	(57,267)	(76,894)
Increase in prepaid expenses, other current assets, contract cost assets and other assets	(62,852)	(28,381)	(76,392)
Increase (decrease) in accounts payable	(463)	(2,155)	26,401
Increase in accrued expenses, other current liabilities and other liabilities	27,977	46,581	5,993
Increase in income taxes payable	704	4,640	5,597

Net cash provided by operating activities	$345,772	$359,078	$339,511

Investing activities
Purchase of property, plant and equipment	(81,926)	(57,231)	(84,978)
Payment for acquired/internally generated intangible assets (including intangibles under development)	(6,846)	(16,441)	(75,439)
Proceeds from sale of property, plant and equipment	547	1,738	668
Investment in equity affiliates	(9,620)	(496)	—
Payment for business acquisitions, net of cash acquired	(45,162)	(284,822)	(111,571)
Proceeds from divestiture of business, net of cash divested	17,242	(4,738)	—
Payment for purchase of redeemable non-controlling interest	—	—	(4,730)

Net cash used for investing activities	$(125,765)	$(361,990)	$(276,050)

Financing activities
Repayment of capital lease obligations	(1,793)	(2,708)	(2,395)
Payment of debt issuance costs	—	(2,630)	(4,293)
Proceeds from long-term debt	—	350,000	129,186
Repayment of long-term debt	(40,000)	(40,000)	(166,186)
Proceeds from short-term borrowings	200,000	295,000	250,000
Repayment of short-term borrowings	(61,500)	(285,000)	(125,000)
Proceeds from issuance of common shares under stock-based compensation Plans	18,228	15,528	14,034
Payment for net settlement of stock based awards	(769)	(10,296)	(15,919)
Payment of earn-out/deferred consideration	(1,485)	(6,219)	(3,356)
Dividend paid	—	(46,686)	(57,102)
Payment for stock repurchased and retired	(345,200)	(219,784)	(154,058)
Payment for expenses related to stock purchase	(279)	(16)	(98)

Net cash provided by/(used for) financing activities	$(232,798)	$47,189	$(135,187)

Effect of exchange rate changes	(15,493)	37,568	(64,346)
Net increase (decrease) in cash and cash equivalents	(12,791)	44,277	(71,726)
Cash and cash equivalents at the beginning of the period	450,907	422,623	504,468

Cash and cash equivalents at the end of the period	$422,623	$504,468	$368,396

Supplementary information
Cash paid during the period for interest (including interest rate swaps)	$19,530	$27,915	$41,484
Cash paid during the period for income taxes	$46,731	$66,238	$81,411
Property, plant and equipment acquired under capital lease obligations	$2,206	$2,318	$2,031

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;

•	Adjusted income from operations margin;

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and

•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the year and three months ended December 31, 2017 and 2018:

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(Unaudited)

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2017	2018	2017	2018
Income from operations	$331,279	$348,152	$73,305	$110,841
Add: Stock-based compensation	35,685	48,998	13,283	16,840
Add: Amortization of acquired intangible assets	35,467	37,292	11,390	9,333
Add: Acquisition-related expenses	5,886	2,362	131	—
Add: Other income (expense), net	23,586	35,761	15,971	5,078
Less: Equity-method investment activity, net	(4,543)	(12)	24	10
Add: Net loss attributable to redeemable non-controlling interest	2,270	761	944	—

Adjusted income from operations	$429,630	$473,314	$115,048	$142,102

Income from operations margin	12.1%	11.6%	10.0%	13.3%

Adjusted income from operations margin	15.7%	15.8%	15.7%	17.0%

Reconciliation of Diluted EPS to Adjusted Diluted EPS10

(Unaudited)

(Per share data)

	Year ended December 31,		Three months ended December 31,
	2017	2018	2017	2018
Diluted EPS	$1.34	$1.45	$0.34	$0.41
Add: Stock-based compensation	0.18	0.25	0.07	0.09
Add: Amortization of acquired intangible assets	0.18	0.19	0.06	0.05
Add: Acquisition-related expenses	0.03	0.01	—	—
Less: Tax impact on stock-based compensation	(0.05)	(0.06)	(0.02)	(0.02)
Less: Tax impact on amortization of acquired intangible assets	(0.06)	(0.05)	(0.02)	(0.01)
Less: Tax impact on acquisition-related expenses	—	—	—	—

Adjusted diluted EPS	$1.62	$1.80	$0.43	$0.52

[10]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2019:

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin11

(Unaudited)

Year ending December 31, 2019
Income from operations margin	12.3%
Add: Estimated stock-based compensation	2.1%
Add: Estimated amortization of acquired intangible assets	0.8%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.7%
Less: Estimated equity-method investment activity, net	—

Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS11

(Unaudited)

(Per share data)

	Year ending December 31, 2019
	Lower	Upper
Diluted EPS	$1.54	$1.58
Add: Estimated stock-based compensation	0.37	0.37
Add: Estimated amortization of acquired intangible assets	0.14	0.14
Add: Estimated acquisition-related expenses	0.02	0.02
Less: Estimated tax impact on stock-based compensation	(0.08)	(0.08)
Less: Estimated tax impact on amortization of acquired intangible assets	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—

Adjusted diluted EPS	$1.96	$2.00

[11]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.